Exhibit 32

Written Statement of
Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

    The undersigned, the Chief Executive Officer and the Chief Financial Officer of Laboratory Corporation of America Holdings (Company), each hereby certifies that, to his knowledge on the date hereof:

    (a)  the Form 10-K of the Company for the Period Ended December 31, 2022, filed on the date hereof with the Securities and Exchange Commission (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (b)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ADAM H. SCHECHTER
Adam H. Schechter
Chief Executive Officer
February 28, 2023

By:	/s/ GLENN A. EISENBERG
Glenn A. Eisenberg
Chief Financial Officer
February 28, 2023

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Laboratory Corporation of America Holdings and will be retained by Laboratory Corporation of America Holdings and furnished to the Securities and Exchange Commission or its staff upon request.